U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                               FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MIREX, INC.
           (Name of Small Business Issuer in its charter)

Nevada                                                88-0216167
(State or             (Primary Standard Industrial    IRS Employer
Jurisdiction of       Classification Code Number)     Identification
Incorporation or                                      No.
Organization)

8452 Boseck Drive, Suite 272, Las Vegas, Nevada 89145; (702) 228-4688 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Lewis Eslick, 8452 Boseck Drive, Suite 272, Las Vegas, Nevada 89145;
(702)228-4688
Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 CALCULATION OF REGISTRATION FEE

Title of      Amount to be     Proposed     Proposed     Amount of
each class    registered       maximum      maximum      registration
of                             offering     aggretate    fee
securities                     price per    offering
to be                          unit         price

Common
Shares        5,000,000        $0.004       $20,000.00    $350.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

                      Initial Public Offering
                           Prospectus

                             Mirex, Inc.
                    5,000,000 shares Common Stock
                        $0.004 per share

Mirex, Inc.
8452 Boseck Drive
Suite 272
Las Vegas, NV 89145


Mirex Inc., is an international consulting company. It has ontracted with Xaxon Immobilien und Anlagen Consult GmbH, a German Company, to obtain initial financing in an amount of $125,000,000. Xaxon desires to acquire the Thousand Springs Ranches located
In northeastern Nevada. The ranch consists of over 1,000,000 contiguous acres with over 200,000-acre feet of water. Upon successful funding, Mirex will receive a fee of 3.5% of the total financing package. Mirex will be installed as project manager for the proposed resort and hydroelectric dam located within the ranch complex. As the project manager Mirex will be entitled to a fee equal to 7.5% of the contract. Mirex is to be paid a commission of 10% for sales of generated electricity and 6% for arranging a lease on the water rights of the ranch to any third party.

This is our Initial Public Offering and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

The Offering

                    Per Share     Total
Public Price        $0.004        $20,000

Underwriting
Discounts           $0.000          0.000

Proceeds to
Mirex, Inc.         $0.004        $20,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk
Factors" on page 1.

Neither the Securities and Exchange Commission nor any State
Securities Commission has approved nor disapproved these securities, or determined if this prospectus is truthful or complete.

This prospectus does not constitute an offer to sell or a solicitation to buy securities in any state where an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

A maximum of 5,000,000 shares may be sold as a direct offering by

Mirex. All of the proceeds from the sale of shares will be placed in a segregated bank trust account by 12 o'clock noon of the fifth business day after receipt, until the sum of $15,000.00, the minimum offering, is received. If less than $15,000.00 is received from the sale of the shares within 120 days of the date of this prospectus, the offer will remain open for another 120 days. If the minimum offering is not reached, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in trust.

No sales commission will be paid in connection with the sales of these shares.

The net proceeds to Mirex is before the payment of certain expenses in connection with this offering. These expenses are explained in the Use of Proceeds section of this prospectus.

Table of Contents                                           Page

Prospectus Summary                                             1
Risk Factors                                                   1
Use of Proceeds                                                3
Determination of Offering Price                                4
Dilution                                                       4
Plan of Distribution                                           5
Legal Proceedings                                              6
Directors, Executive Officers, Promoters and Control Persons 6 Security Ownership of Certain Beneficial Owners And Management 7
Description of Securities                                      8
Interest of Named Experts and Counsel                          8
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                               9
Organization within last five years                            9
Description of Business                                        9
Business Summary                                              10
Description of Property                                       11
Certain Relationships and Related Transactions                11
Market for Common Equity and Related Stockholder Matters      11
Executive Compensation                                        12
Changes in and disagreements with accountants
  on Accounting and Financial Disclosure                      12
Financial Statements                                          13


                          PROSPECTUS SUMMARY

The Company

Mirex, Inc. a Nevada corporation was formed on February 28, 1986. Our company's offices are located at 8452 Boseck Drive, Suite 272, Las Vegas, Nevada 89145.

Mirex, an international consulting company, has consulted for Bechtel Civil and Minerals, San Francisco, and developed associations with Hochtief AG Germany's largest construction company, Thyssen AG a major industrial and trading company and Nanhai Oil Shenzhen Development and Service Corporation of China.

In May 1999 Mirex entered into an agreement with Xaxon Immobilien und Anlagen Consult GmbH, a German corporation, to provide financing to acquire and commence the development of the Thousand
Springs Ranches located in Elko County, Nevada.

For the initial financing of $125,000,000 (One Hundred Twenty-five Million USD) Mirex will be paid a fee equal 3.5% of the total loan amount. Mirex has been named the project manager for future development of the Thousand Springs Ranches. Mirex will be entitled fees of 7.5% of the total costs. A hydroelectric dam and a water theme resort are to be the major developments on the ranch.

The completed hydroelectric dam will be able to sell the electricity generated by the dam onto an electrical grid that supplies the seven western states, Washington, Oregon, California, Idaho, Nevada, Utah and Arizona. Mirex will have the right to negotiate and market the electricity generated from the dam and will be paid a brokerage fee.

The Offering

If Mirex achieves the maximum offering there will be 5,000,000 shares of common stock outstanding.

If Mirex achieves the minimum offering there will be 3,750,000 shares of common stock outstanding.

There are no derivative shares outstanding.

The shares of Mirex will be offered at $0.004 per share. See "Plan of Distribution, page. The minimum purchase required of an investor is $300.00. If all the shares offered are sold the net proceeds to Mirex will be $20,000.00 less certain costs associated with this offering. See "Use of Proceeds." The balance will be used as working capital.

                            RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THEM. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Mirex has lack of experience in the field of project management.

Mirex has recently undergone reorganization, has no revenues from operations and has no assets. There is no assurance that Mirex will generate revenues in the future or that Mirex will operate at a profitable level. If Mirex is unable to generate sufficient revenues so that it can operate at a profit, our company's business will not succeed. Investors may lose their entire cash investment.

Mirex may fail to obtain loans for Xaxon Immobilien und Anlagen
Consult GmbH.

Mirex may experience substantial competition in its efforts to locate the necessary loans for Xaxon Immobilien und Anlagen Consult GmbH. Many competitors in international finance have greater experience, resources, and managerial capabilities than our company and may be in a better position than Mirex to obtain available loans for their clients.

Reliance on the management of Mirex could jeopardize your investment.

The investor is relying on the management of Mirex to obtain the financing for it's client Xaxon Immobilien und Anlagen Consult GmbH. Mirex must rely on key technical personnel that it must hire if it is to be successful in its contract as project manager. None of the officers or directors, or any of the other key personnel have any employment or non-compete agreement with Mirex. If any of these individuals cease to be affiliated with Mirex for any reason before qualified replacements could be found, there could be significant adverse effects on our company's business.

Officers and directors may have conflicts of interest with Mirex.

The following describes a possible conflict of interest of the officers and directors:

Mr. Lewis Eslick is the president of Mirex, Inc. and the managing director of Xaxon Immobilien und Anlagen Consult GmbH. Mirex, Inc. was dependent upon Xaxon Immobilien und Anlagen Consult GmbH for the contracts it was awarded. Mr. Eslick's position in these companies could be considered a conflict of interest.

Mrs. Leslie Eslick is the secretary of Mirex, Inc. and the assistant managing director of Xaxon Immobilien und Anlagen Consult GmbH. This relationship between Mirex, Inc., and Xaxon Immobilien und Anlagen Consult GmbH may present a conflict of interest.

Mrs. Patsy Harting has no conflicts of interest.

Mirex may require additional financing

Even if all of the 5,000,000 shares offered are sold additional financing may be required. The funds available to Mirex may not be adequate for it achieve its first contract for funding. There is no assurance that additional funds will be available from any other source when needed by Mirex. Additional financing might come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in Mirex. The book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering.

Additional purchases of Mirex, Inc., common stock by affiliates

There is no intent or plan for the affiliates of the company to acquire any additional shares of Mirex's common stock to reach the minimum offering.

The shares of this offering are to be sold by Mirex.

The 5,000,000 shares are to be offered directly by Mirex, and no individual, firm, or corporation has agreed to purchase any of the shares. No assurance can be given that any or all of the shares will be sold.

Mirex has determined the offering price of the shares.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. Mirex has arbitrarily determined the price. There is no assurance that, even if a public trading market develops for the Mirex's securities, the shares will attain market values equal to the offering price.

Mirex may not be able to develop a public market for it's securities.

Prior to this initial public offering, there has been no public market for the shares being offered. Mirex can give no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the initial public offering price. Purchasers of the shares may not be able to liquidate their investment readily or at all.

Uncertainty due to year 2000 problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure, which could affect Mirex's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting our company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Mirex's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on our company's financial condition or results of operations. Because of the uncertainties in this area, Mirex can give no assurances in this regard.

                           USE OF PROCEEDS

Following the sale of the 5,000,000 shares offered by Mirex there would be gross proceeds of $20,000 (less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for Mirex.

Table I describes the amount of funds collected from this offering and the costs that will be incurred to complete the offering (based on the minimum and maximum offering amounts):

                               Table I

Use of proceeds for cost  Minimum  Percent of   Maximum   Percent of
Of the offering                    Offering               Offering

Offering amounts          15,000     100%       20,000      100%

             Costs associated with completing the offering

Transfer agents fees      $  600     4.0%       $  800       4.0%
Printing costs               500     3.3%          800       4.0%
Legal fees                 7,500    50.0%        7,500      37.5%
Accounting Fees              575     3.8%          575       2.9%
Sales commissions              0     0.0%            0       0.0%

Total costs               $9,175    61.2%       $9,675      48.4%

Table II describes the use of net proceeds collected from this offering (based on the minimum and maximum offering amounts):

                              Table II

                                     MINIMUM          MAXIMUM
Use of net proceeds               Monthly  Annual   Monthly  Annual
From the offering                  costs    costs    costs   costs

Net proceeds                              $ 5,825            $10,325
Office expenses, telephone,
 Mail, etc.                          200   (2,400)      200   (2,400)
Travel expenses                      150   (1,800)      150   (1,800)
Accounting fees                       85   (1,020)       85   (1,020)
Legal fees                            50     (600)       50     (600)

Total costs                       $  485  $     5   $   485  $ 4,505

The management of Mirex anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments. Management and/or the principal shareholders will not receive any monies collected from shares sold in the initial public offering.

                   DETERMINATION OF OFFERING PRICE

The offering price is not based upon Mirex, Inc.'s net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the board of directors of Mirex and was determined arbitrarily based upon the amount of funds needed by our company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                                   DILUTION

Mirex's Certified Public Account reporting on costs of start-up
activities is in compliance with "SOP 98-5".   Start-up costs and
organizational costs are expensed as they are incurred.

"Dilution" is the difference between the public offering price of a security and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of November 10, 1999, the net tangible book value of our company was $0.00 or $0.00 per share.

If Mirex achieves the sale of the maximum offered shares at the public offering price, the pro forma net tangible book value of our company would be $10,325.00 or $0.002 per share, which would represent an immediate increase of $0.002 in net tangible book
value per share and $  0   per share dilution per share to new
investors.

If Mirex achieves only the sale of the minimum offered at the public offering price, the pro forma net tangible book value of our company would be $5,825.00 or $0.00116 per share, which would represent an immediate increase of $0.00116 in net tangible book
value per share and $  0   per share dilution per share to new
investors.

Dilution of the book value of the shares may result from future share offerings by Mirex.

                      PLAN OF DISTRIBUTION

Mirex will sell a maximum of 5,000,000 shares of its common stock, par value $.001 per share to the public as a direct sale by our company. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these shares will be sold. The gross proceeds to Mirex will be $20,000.00 if all the shares offered are sold. Our company, or any of its principals will pay no commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by Mirex subject to prior sale and to approval of certain legal matters by counsel.

Investors have the opportunity to make inquiries of Mirex, Inc.

Mirex will make available to each Offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from our company concerning any aspect of the investment. The Offeree may obtain any additional information contained in this Memorandum, to the extent that Mirex has the information or can acquire it without unreasonable effort or expense.

Execution of documents for this offering.

Each person desiring to subscribe to the shares must complete, execute, and deliver to Mirex a Subscription Agreement for this offering. The agreement will contain representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in our company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by Mirex, the subscriber will be a shareholder in our company and will be bound by the articles of incorporation and the bylaws of Mirex in the form attached to this prospectus.

Promptly upon receipt of the subscription documents by Mirex, we will make a determination as to whether a prospective investor will be accepted as a shareholder. Mirex may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for:

Failure to follow the proper subscription procedure

Insufficient documentation

Over subscription to the offering

Other reasons other as Mirex determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion will be promptly returned to the prospective investor without interest by depositing a check (payable to the investor) in the amount his investment in the United States mail, certified returned-receipt requested.
Mr. Lewis Eslick, President of Mirex, will sell the securities on behalf of the issuer. Mr. Eslick meets the following criteria:

Mr. Eslick is not being paid a commission or other remuneration based directly or indirectly on the securities sold.

Mr. Eslick is not associated with any broker dealer.

Mr. Eslick will continue his endeavors until completing the offering or the expiration of the time allotment closes the offering.

Mr. Eslick's activities in his participation is restricted to the following:

The board of directors of Mirex must approve any written communication through the mails or oral communication.

He may respond to inquiries by any potential purchaser only with information contained in the registration statement or other offering document.

He may perform any task involved in effecting any transaction with respect to this offering.

                           LEGAL PROCEEDINGS

Mirex, Inc. is not a party to any material pending legal proceedings and, to the best of its knowledge, no action by or against the Company has been threatened.

               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                       AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Mirex, Inc., are described below. All of these persons have held their positions since May 19, 1999. There are no other persons who can be classified as a promoter or controlling person of Mirex, Inc.

Lewis Eslick - age 61.

From 1986 to present Mr. Eslick was Chief Executive Officer of
Mirex, Inc. While serving as President he was responsible for several successful negotiations on behalf of Bechtel Engineering and Mineral (see Company background).

From August of 1995 Mr. Eslick has been an owner and served as Managing Director of Xaxon Immobilien und Anlagen Consult GmbH, a German company. Under Mr. Eslick's direction the company was awarded a 34-C License, allowing every business except banking operations. Xaxon Immobilien und Anlagen Consult GmbH consults with major companies of the European Economic Community and the United States.

Prior to 1995 Mr. Eslick was Chief Executive Officer of Travel Masters. Under his direction he developed strategy, Pro-forma and the structure to establish a central reservation complex to replace Airline City Ticketing Offices utilizing Electronic Ticket Delivery Networks (ETDN).

From 1984 to 1986 Mr. Eslick served as president of Mutual oil of America, Inc., a NASDAQ publicly traded company. Mr. Eslick resigned from Mutual Oil of America, Inc., in 1986 and has had no contact with the company.

From 1981 to 1983: he was the project manager for Rosendin
Electric overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed.

From 1979 to 1981 Mr. Eslick served as the Managing Director of
Interface lndrocarbuare, Inc. S.A. with offices in Geneva, Switzerland, and Konigswinter, West Germany that actively traded in the international spot oil market.

Mr. Eslick has served as an Officer or Director of Corporate Tours and Travel, Inc. In 1999 Corporate Tours and Travel was acquired by Absolute Future Tech, Inc. The company is currently traded on the OTC Bulletin Board Exchange. Mr. Eslick was an officer of Vista Medical Terrace, Inc., which was acquired in 1999 by FirstBingo.Com and is currently traded on the OTC Bulletin Board Exchange. Tri-Star Capital Corp., and Tesera Capital Corp. were formed as Blind Pools in 1986 by Mr. Eslick. Tri-Star Capital Corp., was acquired through a reverse acquisition in 1987. Tesera Capital Corp's. registration statement was withdrawn prior to funding.

Leslie B. Eslick - age 46

1986 to 1993: Director and Vice President of Mirex, Inc. While serving as Vice President of this international consulting firm, she assisted with several successful negotiations on behalf of Bechtel Engineering and Minerals (see Company background).

Since August of 1995 she has served as Assistant Managing Director of Xaxon Immobilien und Anlagen Consult GmbH. Ms. Eslick assisted in obtaining for the company a 34-C License which allows operations in every business except banking operations. The Company consults with major companies of the European Economic Community and the United States.

Prior to that Ms. Eslick was assistant to the chairman of Travel
Masters. She aided in the development of strategy, proforma and the structure to establish a central reservation complex to replace Airline City

Ticketing Offices utilizing Electronic Ticket Delivery Networks
(ETDN).

1980 to 1981: Mr. Eslick was Assistant Managing Director of
Interface Idrocarbure, a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany that actively traded in the international spot oil market.

1979 to 1980: Buyer for ladies and children wear for Sherwood
Swans stores in the San Francisco bay area.
Leslie Eslick has served as an Officer and Director in the following public companies:

Corporate Tours & Travel,  traded on the OTC Bulletin Board
Exchange.

Vista Medical Terrace, traded on the OTC Bulletin Board Exchange.

Leslie Eslick has served as an Officer and Director in the following public companies:

Corporate Tours & Travel,  traded on the OTC Bulletin Board
Exchange.
Vista Medical Terrace, traded on the OTC Bulletin Board Exchange.

Patsy Harding - age 58


1996 to present Mrs. Harting has been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Mrs. Harting's duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion, a restaurant located at 6047 Clark Road, Paradise California. She supplied specialty pies to restaurants in Chico and Orville California for over twelve years. Mrs. Harting sold her business interests in the early part of 1996.

Education:  Nurses Training, Oakland, California

Mrs. Harting has served as an Officer or Director of the following publicly traded Companies.

Corporate Tours & Travel, traded on the OTC Bulletin Board
Exchange.

Vista Medical Terrace, traded on the OTC Bulletin Board Exchange.

                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding shares of common stock of Mirex owned of record or beneficially by each person who owned of record, or was known by Mirex to own beneficially, more than 5% of the Company's common stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class  Name of Beneficial   Amount and Nature   Percent of
                     Owner           of beneficial       class
                                     Owner               ownership

Common Stock    Darrel Apel                    80,000       7.843%
Common Stock    Lewis M. Eslick               100,000       9.804%
Common Stock    Leslie B. Eslick              100,000       9.804%
Common Stock    Paul J.C. Eslick               90,000       8.824%
Common Stock    Patsy Harting                  80,000       7.843%
Common Stock    Marice Lindberg                90,000       8.824%
Common Stock    Darryl Murphy                  80,000       7.843%
Common Stock    Thelma L. Murphy               80,000       7.843%
Common Stock    Milton Sills                   80,000       7.843%
Common Stock    Howard Stiebel                 80,000       7.843%
Common Stock    Kathryn Stiebel                80,000       7.843%
Common Stock    Tammy I. Vega                  80,000       7.943%

Shares of common stock
Issued and outstanding                      1,020,000        100%

Other than those shares owned by Lewis Eslick, Leslie B. Eslick and Patsy L. Harting no other officers or directors of Mirex own any of the shares.

Officers, Directors or existing shareholders do not have the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                       DESCRIPTION OF SECURITIES

General description of the securities offered by Mirex, Inc.

The securities being offered are shares of common stock. The articles of incorporation authorize the issuance of 50,000,000 shares of common stock, with a par value of $0.001.
The holders of the shares:

have equal ratable rights to dividends from funds legally available when declared by the board of directors.

are entitled to share ratably in all of the assets of Mirex when available for distribution upon winding up of the affairs of Mirex.

do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable,

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

cumulative or special voting rights;

preemptive rights to purchase in new issues of shares;

preference as to dividends or interest;

preference upon liquidation; or any other special rights or preferences.

the shares are not convertible into any other security.

There are no restrictions on dividends under any loan other financing arrangements or otherwise.

There are No cumulative voting rights for the shareholders of Mirex.

The holders of shares of common stock of Mirex do not have cumulative voting rights. The holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In this event, the holders of the remaining shares will not be able to elect any of Mirex's directors.

Dividends

Mirex, Inc., does not currently intend to pay cash dividends. Our company's proposed dividend policy is to make distributions of its revenues to its stockholders when Mirex's board of directors deems distributions appropriate. Because our company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Mirex.

Transfer agent for Mirex's common stock

Mirex intends to engage the services of Pacific Stock Transfer
Company, P.O. Box 93385 Las Vegas, Nevada 89193  (702) 361-3033
Fax (702) 732-7890

                INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

               DISCLOSURE OF COMMISSION POSITION ON
          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Mirex will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the articles of incorporation limiting liability. The following provisions shall not eliminate or limit the liability of a director:

any breach of the director's duty of loyalty to the Company or its stockholders,

any acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, under applicable Sections of the Nevada Revised Statutes,

payment of dividends in violation of Section 78.300 of the Nevada
Revised Statutes

any transaction where the director derived an improper personal benefit.

The by-laws provide for indemnification of the directors, officers, and employees of Mirex and in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company. Indemnification applies if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties. In the event of a settlement, the indemnification will apply only when the board of directors approves the settlement and reimbursement as being for the best interests of Mirex. The by-laws limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Mirex are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Mirex. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Mirex, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights. These include rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders, who have suffered losses in connection with the purchase or sale of their interest in Mirex in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from the Company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of Mirex, Inc., are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                      DESCRIPTION OF BUSINESS

Mirex's Corporate History

Mirex, Inc., a Nevada Corporation was organized February 28, 1986 as an international consulting company by its incorporators, Lewis and Leslie Eslick. Mirex entered into a consulting contract in 1986 with Bechtel Civil and Minerals. This agreement was entered into to assist Bechtel in acquiring a contract to construct a portion of the Mawan Harbor at the mouth of the Pearl River in Shenzhen, China.

The contract consisted of the following:

The construction of a 12 berth harbor to accommodate ocean cargo vessels of up to 50,000 Dead Weight Tons. The cost was approximately $191,000,000 (One Hundred Ninety-one Million USD).

The construction of the Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day. This Petro-Chemical
Refinery was to be constructed at a cost of approximately
$184,000,000 (One Hundred Eighty-four Million USD).

Mirex was then requested to assist in obtaining financing for the construction of the Mawan Port Facility. Mirex, Inc., with the assistance of Triad Enterprises S.A., Villars Sur Glane, Switzerland, arranged a loan with Banco Arabe de Espanole in an amount of $375,000,000 (Three Hundred Seventy-five Million USD)

In 1990 Mirex, Inc. negotiated with the State of Nevada an Industrial Development Revenue Bond in an amount of Twelve million Three Hundred Thousand Dollars ($12,300,000.00). These bonds were to finance a manufacturing facility which would produce antique and classic automobiles. The manufacturing plant was to be located in the city of Reno, Nevada. Mirex worked for over two years complying with the State of Nevada regulations concerning the issuance of Industrial Development Revenue Bonds. Mirex was successful in obtaining an inducement certificate from the State of Nevada for the bond issue, but Mirex was unable to obtain the necessary financial guarantee required by the State of Nevada fund the bonds.

Mr. Eslick spent an extensive amount of time in Europe from 1993 through 1996. During those years Mirex, Inc., became a dormant company. In the later part of 1996 Mr. Eslick returned to the United States. Following Mr. Eslick's suggestion, the board of directors of Mirex amended its articles of incorporation and structured the company so that it could be in a position for a public offering.

Business summary of Mirex, Inc.

Mirex, has entered into an agreement with Xaxon Immobilien und Anlagen Consult GmbH, a German corporation, to provide the necessary financing to acquire and commence the development of the Thousand Springs Ranches located in Elko County, Nevada.

Xaxon Immobilien und Anlagen Consult GmbH was formed in the city of Melli, Germany in 1978. Mr. Eslick acquired Xaxon and relocated it to Bad Homburg v.d.H. Germany in 1995. The original name of the Company was Xaxon Immobilien und Investoren Consult GmbH, the government of Germany required the word Investoren be changed. The name was changes to Xaxon Immobilien und Anlagen Consult GmbH. Mr. Eslick is currently the Managing Director of Xaxon.

Xaxon became aware that the Thousand Springs ranch was being offered for sale in August of 1995. Xaxon commenced negotiations with the owners to acquire the ranch. The current owners of the ranch presented Xaxon with a sales agreement in late 1995. The purchase and development of the ranch can only be accomplished if sufficient financing can be arranged. The funds needed are to be utilized as follows:

Acquisition of ranch, livestock and equipment          $62,250,000
Development of irrigation and water flow               $22,750,000
Construct initial reservoir to prepare for dam site    $40,000,000

Mirex has an agreement to secure financing for Xaxon Immobilien und Anlagen Consult GmbH in the amount of $125,000,000 (One Hundred Twenty-five Million USD . For arranging the financing, Mirex will be paid a fee equal to 3.5% of the total loan amount.
 This fee will equate to approximately $4,375,000 (Four Million Three Hundred Seventy-five Thousand USD).

The agreement between Mirex and Xaxon Immobilien und Anlagen Consult GmbH additionally names Mirex as the Project Manager for construction of a hydroelectric dam and a water theme park resort. If Mirex is successful in obtaining the secondary financing it will receive a fee equal to 7.5% of the total project costs.

As the Project Manager, Mirex will be responsible for the following:

submit the construction of the hydroelectric dam to qualified companies on a design and build basis. This will take into consideration the optimum electrical output at the most effective cost.

submit the design construction of a water theme resort park to qualified companies, including hotel/casino and gaming companies on a design and build basis.

The Thousand Springs Ranch consists of over 1,000,000 contiguous acres and approximately 242,000 acre-feet of water rights. A portion of the ranch known as the 21-mile canyon has been determined as the ideal location for the dam and reservoir. Mirex can not determine at this time where qualified geologists and engineers will locate the dam. Because of this Mirex has no way of determining an accurate cost of construction or it's project managers fees.

If the hydroelectric dam is constructed Mirex has secured the rights from Xaxon to sell the electricity generated by the dam onto the electrical grid that supplies the seven western states, Washington, Oregon, California, Idaho, Nevada, Utah and Arizona. Mirex will be paid a brokerage fee of 10% for marketing the electricity.

Xaxon Immobilien und Anlagen Consult GmbH intends to market a portion of the water rights from the ranch on a 20-year right to use lease. Mirex has been given the first right of refusal to acquire the water rights. Mirex could purchase the leased water rights and resell them to any third party. In the alternative Mirex may market the lease on the water rights to any third party for a 6% fee.

If Mirex is not successful in obtaining the initial financing it will become to a shell company. As a shell company Mirex will abide by the rules and regulations of the Securities and Exchange Commission. In this event Mirex will continue to file timely all documents required to remain current with the SEC and at the same time seek new business ventures.

The legal structure of Mirex, Inc.

Mirex was organized as a Nevada Corporation, and has filed all the necessary paperwork with the Secretary of State of Nevada to gain its corporate certificate and remains in good standing.

                   DESCRIPTION OF PROPERTY

The Company does not currently own any property.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Managing Director of Xaxon Immobilien und Anlagen Consult GmbH and the President of Mirex, Inc. is Mr. Lewis Eslick. At the direction of the board of directors of Mirex, Inc., Mr. Eslick has executed contracts with Xaxon Immobilien und Anlagen Consult GmbH.

Leslie Eslick is the assistant managing director of Xaxon
Immobilien und Anlagen Consult GmbH and she is also the secretary of Mirex, Inc.

                  MARKET FOR COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

The shares of Mirex have not previously been traded on any securities exchange. If Mirex is successful in its offering and is listed on any securities exchange it will be considered a penny stock under the Securities and Exchange Act of 1934.

To market the securities of our company broker-dealers must obtain a questionnaire from each investor for the purpose of approving their account for transactions in low-priced non-NASDAQ over-the-counter securities. The questionnaire will advise the investor of the possibility of the loss of his entire investment. There is no assurance that the broker-dealers can or will develop a market for our company's securities. In this event you may suffer a total loss of your investment.

                      EXECUTIVE COMPENSATION

No officer or director of Mirex is receiving any remuneration at this time.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of Mirex.

No remuneration is proposed to be in the future directly or indirectly by Mirex to any officer or director under any plan, which is presently existing.

                CHANGES IN AND DISAGREEMENTS WITH
                   ACCOUNTANTS ON ACCOUNTING
                   AND FINANCIAL DISCLOSURE


Since the inception of Mirex, Inc., on February 28,1986, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed. The current independent accountant for the Company is Barry L. Friedman. The Company on or about June 24, 1999 engaged Mr. Friedman.

                     FINANCIAL STATEMENTS

The financial statements required by Item 310 of Regulation S-B are attached as a part of the prospectus and the Form SB-2.


                         MIREX, INC.
                (A Development Stage Company)

                     FINANCIAL STATEMENTS

                      September 30, 1999
                      December 31, 1998
                      December 31, 1997

                       TABLE OF CONTENTS

                                                             PAGE #

INDEPENDENT AUDITORS REPORT                                       1

ASSETS                                                            2

LIABILITIES AND STOCKHOLDERS' EQUITY                              3

STATEMENT OF OPERATIONS                                           4

STATEMENT OF STOCKHOLDERS' EQUITY                                 5

STATEMENT OF CASH FLOWS                                           6

NOTES TO FINANCIAL STATEMENTS                                  7-11


                    INDEPENDENT AUDITORS' REPORT

Board of Directors                                November 11, 1999
Mirex, Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Mirex, Inc. (A Development Stage Company), as of September 30, 1999, December 31, 1998, and December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 1999, to September 30, 1999, and the two years ended December 31, 1998, and December 31, 1997, and the period February 28, 1986 (inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirex, Inc. (A Development Stage Company), as of September 30, 1999, December 31, 1998, and December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 1999, to September 30, 1999, and the two years ended December 31, 1998, and December 31, 1997, and the period February 28, 1986 (inception) to September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/Barry L. Friedman
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414


                          Mirex, Inc.
                (A Development Stage Company)

                         BALANCE SHEET

                           ASSETS

                              September     December     December
                              30, 1999      31, 1998     31, 1997

CURRENT ASSETS                $       0     $      0     $      0

   TOTAL CURRENT ASSETS       $       0     $      0     $      0

OTHER ASSETS                  $       0     $      0     $      0

  TOTAL OTHER ASSETS          $       0     $      0     $      0

TOTAL ASSETS                  $       0     $      0     $      0

The accompanying notes are an integral part of these financial statements.


                             Mirex, Inc.
                  (A Development Stage Company)

                            BALANCE SHEET

                 LIABILITIES AND STOCKHOLDERS' EQUITY

                             September     December     December
                             30, 1999      31, 1998     31, 1997

CURRENT LIABILITIES

 Officers Advances (Note 5)  $   1,150     $    700     $    600

 TOTAL CURRENT LIABILITIES   $   1,150     $    700     $    600

STOCKHOLDERS' EQUITY (Note 4)

 Common stock
 Par value $0.001
 Authorized 50,000,000 shares
 Issued and outstanding at

 December 31, 1997 -
 1,020,000  Shares                                     $   1,020

 December 31, 1998 -                       $ 1,020
 1,020,000 shares

 September 30, 1999 -
 1,020,000 shares            $  1,020

 Additional Paid-In Capital   401,231      401,231       401,231

 Deficit accumulated during
 Development stage           -403,401     -402,951-      402,851

TOTAL STOCKHOLDERS' EQUITY   $ -1,150     $   -700     $    -600

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY         $      0     $      0     $       0

The accompanying notes are an integral part of these financial statements.


                               Mirex, Inc.
                     (A Development Stage Company)

                        STATEMENT OF OPERATIONS

                      Jan. 1,      Year      Year      Feb 28, 1986
                      1999, to     Ended     Ended     (Inception)
                      Sep. 30,     Dec. 31,  Dec. 31,  to Sep. 30,
                      1999         1998      1997      1999

INCOME
Revenue               $      0     $     0   $     0   $       0

EXPENSES

General, Selling and
Administrative        $    450     $   100   $   100   $  10,561

  TOTAL EXPENSES      $    450     $   100   $   100   $  10,561

NET PROFIT/LOSS (-)
FROM OPERATIONS       $   -450     $  -100   $  -100   $ -10,561

Loss on sale of
Stock                        0           0          0	  -392,840

Net Income/Loss (-)   $   -450     $  -100   $   -100  $-403,401

Net Profit/Loss (-)
per weighted share
(Note 1)              $  .0004     $  .0001  $  .0001  $ -.3955

Weighted average
Number of common
shares outstanding    1,020,000    1,020,000  1,020,000 1,020,000

The accompanying notes are an integral part of these financial statements.


                            Mirex, Inc.
                  (A Development Stage Company)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                           Additional   Accumu-
                        Common    Stock    paid-in      lated
                        Shares    Amount   Capital      Deficit

Balance,
December 31, 1996      1,020,000  $1,020   $ 401,231    $-402,751

Net loss year ended
December 31, 1997                                            -100

Balance,
December 31, 1997      1,020,000  $1,020   $ 401,231    $-402,851

Net Loss Year Ended
December 31, 1998                                            -100

Balance,
December 31, 1998      1,020,000  $1,020   $ 401,231    $-402,951

Net Loss
January 1, 1999 to
September 30, 1999                                          -450

Balance,
September 30, 1999     1,020,000  $1,020   $ 401,231    $-403,401

The accompanying notes are an integral part of these financial statements.


                         Mirex, Inc.
               (A Development Stage Company)

                 STATEMENT OF CASH FLOWS

                       Jan. 1,     Year      Year     Feb.28,1986
                       1999, to    Ended     Ended    (Inception)
                       Sep. 30,    Dec. 31,  Dec. 31, to Sep. 30,
                       1999        1998      1997     1999
Cash Flows from
Operating Activities

 Net Loss              $   -450    $  -100   $  -100  $  -403,401

 Adjustment to
 Reconcile net loss

 Common Stock
 Issued for Stock in
 Mutual Oil of
America, Inc.                 0          0         0     +402,251

Changes in assets and
Liabilities

 Increase In Current
 Liabilities

 Officers Advances         +450       +100      +100       +1,150

Net cash used in
Operating activities    $     0    $     0   $     0    $       0

Cash Flows from
Investing Activities          0          0         0            0

Cash Flows from
Financing Activities          0          0         0            0

Net Increase (decrease) $     0    $     0   $     0    $      +0

Cash,
Beginning of period           0          0         0            0

Cash, End of Period     $     0    $     0   $     0    $       0

The accompanying notes are an integral part of these financial statements.


                              Mirex, Inc..
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

     September 30, 1999, December 31, 1998, and December 31, 1997

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 28, 1986, under the laws of the State of Nevada as Mirex, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30, 1999.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize the Company were amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of September 30, 1999, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

Year 2000 Disclosure

Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000.
This could result in a system failure or miscalculations causing disruption of normal business activities.

The company's potential software suppliers have verified that they will provide only certified "Year 2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998, is as follows:

Net operation loss carry forward             $ 10,211
Valuation allowance                          $ 10,211

Net deferred tax asset                       $      0

The federal net operating loss carry forward will expire from 2006 to 2018.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 50,000,000, shares with a par value $.001 per share.

Preferred Stock

The Corporation has no preferred stock.

On March 7, 1986, the Company issued 1,700 shares of its no par value common stock for consideration of 168,417 shares of Mutual
Oil Of America, Inc. valued at $402,251.00.

On October 17, 1996, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 2,500 Common Shares to 50,000,000 Common
Shares. The No Par Value of the common shares was changed to $0.001.

On October 17, 1996, the company forward split it's common stock
600:1, thus increasing the number of outstanding common shares from 1,700 shares to 1,020,000 shares.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional share of common stock.





To Whom It May Concern:                           November 11, 1999

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of November 11, 1999, on the Financial Statements of Mirex, Inc., as of September 30, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,



/s/Barry L. Friedman
Barry L. Friedman
Certified Public Accountant



PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

           INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

             RECENT SALES OF UNREGISTERED SECURITIES

The officers, directors and affiliates of Mirex, Inc., have purchased a total of 1,020,000 shares of the Company's common stock.

                            EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached. Included in these Exhibits are the articles of incorporation and by-laws of Mirex, Inc. A letter from Bechtel Civil & Minerals, Inc., to Mr. Chang Zheng Peng, the Consulting Agreement between Bechtel Civil and Minerals, Inc and Mirex, Inc. The State of Nevada Industrial Development Revenue Bonds Inducement Certificate for Mirex, Inc. The agreement between Xaxon Immobilien und Anlagen Consult GmbH and Mirex, Inc., the term sheet between the Sellers of the Ranch and Xaxon Immobilien und Anlagen Consult GmbH and the letter from the Order of Saint John of Jerusalem, of Rhodes & of Malta Ecumenical for the financing of the ranch. Legal opinion of corporate counsel.

                            UNDERTAKINGS

The undersigned registrant hereby undertakes to:
(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the

   (iv) Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (v) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

c Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          Index of Exhibits

Named Exhibit                                              Exhibit No.


Articles of Incorporation of Mirex, Inc.                   Exhibit 1
Amended Articles of Incorporation                          Exhibit 2
By-laws of Mirex, Inc.                                     Exhibit 3
Bechtel Civil & Minerals, Inc. letter                      Exhibit 4
Bechtel Civil & Minerals, Inc. Consulting Agreement        Exhibit 5
State of Nevada Industrial Development Revenue Bonds       Exhibit 6
Xaxon Immobilien und Anlagen Consult GmbH Agreement        Exhibit 7
Ranch Sellers Term Sheet                                   Exhibit 8
Order of Saint John of Jerusalem, of  Rhodes & of Malta
Ecumenical                                                 Exhibit 9
Legal Opinion                                              Exhibit 10

                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on November 16, 1999.

MIREX, INC.


By: /s/    Lewis M. Eslick
Lewis M. Eslick, President


                      Special Power of Attorney

The undersigned constitute and appoint Lewis M. Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature              Title                              Date

/s/ Lewis M. Eslick    President (Principal   November 14, 1999
Lewis M. Eslick        Executive Officer)
                       And Director

/s/ Leslie Eslick      Secretary and Director November 14, 1999
Leslie Eslick

/s/ Patsy Harding      Treasurer (Principal   November 14, 1999
Patsy Harding          Financial and
                       Accounting Officer)



EXHIBIT 1

                     Articles of Incorporation
                           MIREX, INC.

KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to general corporations, and we do hereby certify:

                            ARTICLE I

That the name of this corporation is:

                          MIREX, INC.

                           ARTICLE II

That the principal office of this corporation is to be located in the City of Reno, County of Washoe, State of Nevada, at 350 South Center Street, Suite 350, and the mailing address shall be 350 South Center Street, Suite 350, Reno, NV 89501; but the corporation may maintain an office in such towns, cities, and places within and without the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the Bylaws of the said corporation. The resident agent of the corporation will be RODNEY E. SUMPTER1 whose address is 350 South Center Street, Suite 350, Reno, Nevada 89501.

                          ARTICLE III

That the nature of business, proposed to be transacted, promoted or corporation are mining and exploration or objects, or purposes, carried on by this and production of national resources and any other lawful business.

                           ARTICLE IV

That the total amount of authorized capital stock of this corporation is Two Thousand Five Hundred (2,500) shares said stock to be of no par value. Such stock may be issued from time to time without action by the stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

                           ARTICLE V

That the members of the governing board ~f this corporation shall be styled directors; if there are fewer than three (3) stockholders, the number of directors may be less than three but not less than the number of stockholders, the names and addresses of the first Board of Directors are:

NAMES                       ADDRESSES

LEWIS MELFORD ESLICK        6425 Meadow country Drive
                            Reno, Nevada 89509

LESLIE BETH ESLICK          6425 Meadow Country Drive
                            Reno, Nevada 89509

                          ARTICLE VI

The capital stock of this corporation shall not be subject to assessment to pay debts of the corporation, and no paid-up stock and no stock issued as fully paid shall ever be assessable or assessed. The Articles of Incorporation shall not be amended in this particular.

                          ARTICLE VII

The names and post office addresses of the incorporators of this corporation are:

NAMES                         ADDRESSES
LEWIS MELFORD ESLICK          6425 Meadow Country Drive
                              Reno, Nevada 89509

LESLIE ESLICK                 6425 Meadow Country Drive
                              Reno, Nevada 89509

                          ARTICLE VIII

The period of existence of this corporation shall be perpetual, subject only to termination by action of its stockholders or by the effect of law.

                           ARTICLE IX

No shareholder may sell, assign, or otherwise transfer his shares and certificate or certificates of stock, or any part thereof, except to a spouse or direct family member, or by gift to other shareholders or their spouses, unless it is first offered to the corporation or the other shareholders upon the following terms and conditions:

a. For a period of thirty-one (31) days after notice, the corporation shall have the option to purchase all or any part of the shares to be sold, assigned or otherwise transferred, at the price and upon the terms offered by the selling stockholder.

b. To the extent the corporation does not exercise its option as herein provided, the other shareholders shall have an option for an additional period of thirty-one (31) days to purchase all or any part of the shares to be sold, assigned or otherwise transferred at the offering price thereof, each shareholder in the same proportion that the number of owns bears to the total number of shares of stock of the same class then issued and outstanding, excluding the shares offered to be sold.

c. If neither the corporation nor shareholders shall exercise their option to purchase the stock available under the terms of this Article, those shares may be sold by the holder thereof to anyone at the price not less than that upon which they were offered to the corporation or other shareholders. If any of the said shares are offered for sale to others for a price lower than offered to the corporation or other shareholders, the corporation and other shareholders shall again have the options to purchase all or any part thereof at the lower offering price before said shares, or any part thereof, may be sold to the public at said lower offering price.

                              ARTICLE X

The directors shall have the power to make and alter the Bylaws of the corporation. Bylaws made by the Board of Directors under the powers so conferred may be altered, amended or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

                              ARTICLE XI

All transactions and acts by the Board of Directors shall be accomplished by a majority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

IN WITNESS WHEREOF, we have hereunto set our hands and executed these presents on the days set forth adjacent to our respective signatures.

February 28, 1986                     /s/ Lewis Melford Eslick
                                      Lewis Melford Eslick

2/28/1986                             /s/ Leslie Beth Eslick
                                      Leslie B. Eslick


STATE OF NEVADA     )
                    )ss
COUNTY OF WASHOE    )

On this 28 day of February, 1986, personally appeared before me, a Notary Public in and for the County of Washoe, State of Nevada, LEWIS MELFORD ESLICK and LESLIE BETH ESLICK, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Rodney Sumpter
Rodney Sumpter
Notary Public


EXHIBIT 2

                Amended Articles of Incorporation

     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           MIREX, INC.
          (Nevada Corporation Number C-1418-1986)
                      (THE CORPORATION)

We the undersigned, Lewis M. Eslick (President) and Leslie B.
Eslick (Secretary) of the Corporation do hereby certify:
That the board of Directors of the Corporation at a meeting duly convened and held on the 7th day of September, 1996, adopted a resolution to amend the original articles as follows:

       ARTICLE IV IS HEREBY AMENDED TO READ AS FOLLOWS:

Fourth:  Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Fifty Million (50,000,000), consisting of Fifty Million
(50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock")

2.  Powers and Rights of Common Stock

   (a) Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

   (b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

   c Dividends and Distributions

     (i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

     (ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

     (iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Restated
Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Preferred Stock The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in it's sole discretion, authority to do so being hereby expressly vested in such board.

4. Issuance of the Common Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in it's discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

            ARTICLE V IS HEREBY AMENDED TO READ AS FOLLOWS:

Fifth:  Governing Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than three (3). The directors holding office at the time of the filing of these Restated Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

          ARTICLE IX IS HEREBY AMENDED TO READ AS FOLLOWS:

Ninth: Shareholders' Right To Sell and/or Transfer Stock

Any shareholders' may sell, assign, or otherwise transfer their shares and certificate or certificates of stock, or any part thereof.

The aforesaid changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


s/ Lewis M. Eslick,            /s/ Leslie B. Eslick, Secretary
Lewis M. Eslick                    Leslie B. Eslick

STATE OF NEVADA    }
                   }SS
COUNTY OF WASHOE   }

The undersigned Notary Public certified, deposes and states Lewis
M. Eslick and Leslie B. Eslick, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 7th day of October 1996.


By:   /s/ Frankie Lombardo, Jr.
Notary Public in and for said
Washoe County, State of Nevada



EXHIBIT 3

                            Bylaws
                              of
                          Mirex, Inc.
             Nevada Registration Number C1418-1986
                     (the "Corporation")

                        Article I

Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

                        Article II

Shareholders Meetings

1.  Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the first Monday of April of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2.  Special Meetings
Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3.  Notice of Shareholders Meeting
The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

4.  Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5.  Record Date

The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of and dividend, or in order to make a determination of shareholders for any other purpose.

6.  Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7.  Voting

A holder of an outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8.  Proxies

At all meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of it's execution.

9.  Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                            Article III
Board Of Directors

1.  General Powers

The business and affairs of the Corporation shall be managed by it's Board of Directors. The Board if Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2.  Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.  Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4.  Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5.  Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice any business may be transacted.

6.  Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7.  Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Directors to be elected at that meeting.

8.  Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

9.  Resignation

A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon it's acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of it's delivery, the resignation shall be deemed accepted.

10.  Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11.  Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12.  Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13.  Chairman

The Board of Directors may elect from it's own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

                           Article IV

Officers

1.  Number

The officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In it's discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2.  Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.  Removal

Any Officer or agent may be removed by the Board of Directors whenever in it's judgment the best interests Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5.  Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or is a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6.  President

The president shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over it's several Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7.  Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts any other obligations pertaining to the regular course of his duties.

8.  Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meeting of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9.  Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10.  Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11.  Salaries

Salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents. No Officer shall be prevented from receiving any such salary or compensation by reason of the fact the he is also a Director of the Corporation

12.  Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation, which may come into his hands.

                           Article V

Contracts, Loans, Checks and Deposits

1.  Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2.  Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of it's obligation under any loan or advance shall be issued in it's name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3.  Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4.  Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from timer to time may determine. Endorsements for deposits to the credit of the Corporation in any of it's duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5.  Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

                            Article VI

Capital Stock

1.  Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of it's employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.  Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3.  Transfer Agent and Registrar

The Board of Directors of the Corporation shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4.  Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5.  Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                           Article VII

Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes;
provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, it's Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

                          Article VIII

Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

                           Article IX

Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.


                           Article X

Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                           Article XI

Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

                         Article XII

Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.


Friday, March 7, 1986
Mirex, Inc.


By:  /s/Lewis M. Eslick
     Lewis M. Eslick, President



EXHIBIT 4
(Letterhead)
Bechtel Civil & Minerals, Inc.
Engineers-Constructors
Fifty Beale Street
San Francisco, California
Mail Address: P.O. Box 3965. San Francisco, CA 94119


May 30 1986


Mr. Chang Zheng Peng
3295 South Virginia
Apartment 239
Reno, Nevada 89502

Dear Mr. Peng:
We have reviewed the Mawan Harbor Project, with an estimated budget of $200,000,000 USD for two to four deep water berths and the Petroleum-Chemical Refinery Project with an estimated budget of $170,000,000 USD for 3,500,000 ton capacity annually. We are grateful to Mr. Lewis Eslick and you for bringing these projects to our attention.

Bechtel International is prepared, with the assistance of you and Mr. Eslick, to negotiate new contracts with Nanhai Oil Shenzhen Development Service Corporation and Hai Lin Jie International Information Engineering Company, Ltd. for the construction of these projects. We will also be ready to join with major international companies for the management and operation of these projects as will be outlined in a negotiated contract.

We have been advised that Mr. Eslick, working through His
Excellency, Emir Ahmud Maybud, has arranged financing for these projects under very favorable terms and conditions.

Sincerely,


  /s/J. Anderson
J. Anderson Vice President

cc.:  Mr. Lewis Eslick


EXHIBIT 5
(Letterhead)
Bechtel Civil & Minerals, Inc.

Engineers-Constructors

Fifty Beale Street
San  Francisco. California

Mail Address: P.O. Box 3965. San Francisco, CA 94119

May 27, 1986



Mirex, Inc.
6425 Meadow Country Drive
Reno, Nevada 89509

Attention: Mr. L. Eslick

Subject:  Agreement for Consulting Services

Gentlemen:

Enclosed are two copies of a proposed Agreement for Consulting
Services with Bechtel Civil & Minerals, Inc.

If the Agreement is acceptable to you, would you please so indicate by signing both copies and returning one of the signed copies to me at the above mail address.

Your invoices for services should be sent to Mr. R.E. Jackson at the same mail address.

Very truly yours,
BECHTEL CIVIL & MINERALS, INC.

/s/OK Campbell
for D. M. Rockey

DMR/GCC/rw
Attachments

cc:R.E. Jackson
   S.L. Hill
   A. Holm



               AGREEMENT FOR CONSULTING SERVICES

It is agreed this 12th day of May 1986, by and between BECHTEL
CIVIL  & MINERALS, INC.  (Bechtel)  and MIREX, INC.,
(Consultant), whose Employer Identification Number 88-0216167 is as follows:

1. Consultant agrees to perform for Bechtel the consulting services described in Section A, during the period described in Section B, of the annexed Schedule.

2. For satisfactory performance of the services described herein, Bechtel shall pay to Consultant the compensation provided
for in Section C of the Schedule.   Consultant shall submit to
Bechtel, for its approval a detailed statement of the services performed, including the dates and total number of days or hours worked, and the costs related thereto, including travel expenses and other costs with appropriate receipts as described in Section
C of the Schedule.   Within thirty days after receipt of
Consultant's statement, Bechtel shall approve and pay the same or notify Consultant that it disapproves, in whole or in part, Consultant's statement and the reasons for such disapproval.

3.  In performing services under this Agreement, Consultant
shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of Bechtel. All of Consultant's activities will be at its own risk, and Consultant shall not be entitled to Workers Compensation or similar benefits or other insurance protection provided by Bechtel. As an independent contractor, Consultant will be solely responsible for determining the means and methods of performing the consulting services described in Section A of the annexed
Schedule.   Consultant will determine the time, the place and the
manner in which it will accomplish its services within an overall schedule date established by Bechtel. Bechtel will receive only the results of Consultant's services.

4. Consultant agrees to perform its consulting services with that standard of care, skill and diligence normally provided by a professional person in the performance of similar services. Consultant understands that Bechtel will be relying upon the accuracy, competence and completeness of Consultant's services hereunder in utilizing the results of such services hereunder in fulfilling contractual commitments to Bechtel clients.

5. Bechtel shall have a permanent assignable, nonexclusive royalty-free license to use any concept, product or process, patentable or otherwise, furnished to Bechtel by Consultant, or otherwise conceived or developed by Consultant in the performance of this Agreement. Consultant agrees to do all things necessary, at Bechtel's request and at its sole cost and expense, to obtain patents or copyrights on any processes, products or writings conceived, developed or produced by Consultant in the performance of this Agreement. All materials prepared or developed by Consultant hereunder including, without limitation, documents, calculations, maps, sketches, notes, reports, data, models and samples, shall become the property of Bechtel when prepared, whether delivered to Bechtel or not, and shall be delivered to Bechtel upon request and, in any event, upon termination of this Agreement.

6. Consultant agrees that it will not divulge to third parties, without the written consent of Bechtel, any information obtained from or through Bechtel, or developed or obtained by Consultant in connection with the performance Of this Agreement unless (a) the information is known to Consultant prior to obtaining it from Bechtel, (b) the information is, at the time of disclosure by Consultant, then in the public domain, or (c) the information is obtained by Consultant from a third party who did not receive it directly or indirectly from Bechtel.

7. Unless otherwise agreed by Bechtel in writing, Consultant shall personally perform the services specified herein.


BECHTEL CIVIL & MINERALS, INC.
(Bechtel)

By    /s/ J. Anderson
J. Anderson, Vice President


MIREX, INC.
(Consultant)


By   /s/ Lewis Eslick, President


BC&MI
Mirex, Inc.
Effective 5/12/86
Sponsor: R. E. Jackson

                           SCHEDULE

Section A - Scope of Services

Consultant shall perform services as requested by Bechtel with respect to business development assistance and advisory services in connection with selected projects in the Shenzhen area in the Peoples' Republic of China.

Section B - Period of Performance

The period of performance of consulting services hereunder shall commence as of May 12 1986, and shall continue through December 31, 1986.

Section C - Compensation

1.  Bechtel shall pay to Consultant the sum of $650 for each day
Consultant is engaged in performing the services described in Section A above, to a maximum of 85 days of such services
($55,250).

2. Bechtel shall reimburse Consultant for transportation, lodging travel, communication and other expenses incurred by Consultant in the performance of the services and authorized or approved by Bechtel in writing.

3.  Expenses incurred must be supported by airline ticket stubs,
hotel bills, restaurant receipts, etc.   Bechtel may withhold
reimbursement for any unsupported expenses.    Claims for
reimbursement for taxi fares of $10.00 of more and any other single expenditure of $25.00 or more must be supported by appropriate receipts.

4.  The estimated total Compensation is  $75,000 and covers
Consultant's fees, transportation, lodging, meals and other expenses.

Section D - Additional Provisions

1. Consultant will obtain prior approval for each business development activity and provide an estimate of the number of days and amount of expenses required.

2. To the extent Consultant's activities require communicating with any third parties, all such communications shall be conducted in conjunction with representatives of Bechtel.

3. Consultant will provide his own facilities and services, such as office space, secretarial and other office service support, at no cost to Bechtel. When Consultant is in Bechtel's offices at the request of Bechtel, incidental office facilities and services will be provided at no cost to Consultant.

4. Consultant will provide his own transportation, which will be reimbursed to him in accordance with the terms of this Agreement. Consultant will use less than first-class air transportation, i.e., coach or economy, when travelling on Bechtel assignments. Under specific unusual conditions, first-class transportation may be approved by Mr. R. E. Jackson,

5. Consultant agrees that full disclosure of the terms of this Agreement, including its compensation provisions, may be made to whomever Bechtel's General Counsel determines has a legitimate need to know.

6.a. Consultant acknowledges that the laws, rules, regulations and decrees of the People's Republic of China and of the United States of America shall apply to its services. In this connection the parties recognize that the United States Foreign Corrupt Practices Act of 1977 ("Act") prohibits the payment or giving of anything of value either directly or indirectly by an American company to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist a company in obtaining or retaining business for or with, or directing business to, any person.

6.b Consultant covenants that it is familiar with the Act and its purposes and represents that Consultant and its owners, officers, directors, and employees are not officials, officers, or representatives of any government or political party or candidates for political office and covenants and represents further that no part of the compensation will be accepted or used by Consultant for the purpose, not will it take any action, which would constitute a violation of any law or the United States of America, including the covenants and represents that it does not desire and will not request any services or action by Consultant which would or might constitute any such violation.

7.a. This Agreement and the services to be performed hereunder may be terminated by either party at any time with thirty days prior written notice. Notice shall be mailed or delivered to Bechtel at:

Bechtel Civil &Minerals, Inc,
Fifty Beale Street
San Francisco, CA  94105
Att: Mr. R. E. Jackson


And to Consultant at:
MIREX INC
6425 Meadow Country Drive
Reno, Nevada 89509
Att:  Mr. Lewis Eslick



EXHIBIT 6

               CERTIFICATE OF THE DIRECTOR OF THE
             STATE OF NEVADA DEPARTMENT OF COMMERCE
     PROVIDING FOR THE FINANCING OF A MANUFACTURING FACILITY
                   IN THE CITY OF RENO, NEVADA

WHEREAS, Mirex, Inc., a Nevada corporation (herein called the "Obligor") has submitted an application to the Director of the State of Nevada Department of Commerce (herein called the "Director") for the issuance of industrial development revenue bonds (herein called the "Bonds") to provide for the financing of the acquisition, improving and equipping of a replica automobile and kit form replica automobile manufacturing facility to be located at 127 Woodland Avenue, Reno, Nevada (herein called the "Project"); and

WHEREAS, the Director has full legal right, power and authority under the Nevada Revised Statutes, including Sections
349.400 through 349.670 thereof (herein called the "Act"), to issue Bonds to finance the Project; and

WHEREAS, the Obligor now requires evidence of a present intent on the part of the Director to issue such Bonds for such purposes;

NOW, THEREFORE, the Director hereby certifies as follows:
1.  It is the present intent of the Director to issue
Bonds in an amount not to exceed $4,100,000.00 to provide financing for the Project.

2. The Bonds shall be issued subject to the conditions that (i) the Director adopts, and the State Board of Finance and the Reno City Council approve, findings of the Director that may be required under the Act, (ii) the Director by appropriate official action agrees to acceptable terms and conditions for the Bonds (and for the sale and delivery thereof) and to all other documents and agreements to be executed by the Director in connection with such Bonds, (iii) all requisite local, state and federal governmental approvals for the Project shall have first been obtained and all statutory requirements shall have first been met, (iv) the Bonds shall be payable solely from revenues derived from the financing, leasing or sale of the Project or other investments made with the proceeds of such Bonds, (v) the Bonds shall not constitute or give rise to any pecuniary liability of the Director or the State or constitute a charge against the State's general credit or taxing powers, (vi) the Director and the Obligor shall have entered into a letter agreement, in substantially the form enclosed herewith, with such additions or deletions as are considered necessary or appropriate by the Director and the Obligor, and (vii) all other statutory requirements for the issuance of the Bonds be met, including but not limited to requirements contained in the Internal Revenue Code of 1986 as amended and supplemented and the regulations of the U.S. Department of Treasury promulgated thereunder.

3. The firm of Howarth and Associates is hereby designated as financial advisor to the Director with respect to the Bonds. If the Obligor requests that the Director attempt to market the Bonds in a public offering, the Director will designate one or more investment bankers to manage the underwriting of such public offering.

4.  The firms of Jones, Jones, Close & Brown, Chartered and
Orrick, Herrington & Sutcliffe are hereby designated as Bond
Counsel and Special Tax Counsel, respectively, for the Bonds.

5. It is the purpose and intent of the Director that this certificate constitute official action towards the issuance of Bonds by the Director for the Project in accordance with 26
C.F.R. Section I.103-8(a)(5)(iii).

6. This certificate shall be in effect for a period of one year from the date of its adoption, unless extended by the Director upon further written request of the Obligor.

7. This certificate shall take effect immediately upon its execution.

I, LARRY D. STRUVE Director of the State of Nevada Department of
Commerce, have executed this certificate this 13th day of August, 1990.



/s/Jolene B Rose (for) Larry D. Struve
Larry D. Struve, Director


                         STATE OF NEVADA
                     DEPARTMENT OF COMMERCE
                     OFFICE OF THE DIRECTOR
                     1665 Hot Springs Road          LARRY D. STRUVE
                      Carson City, Nevada 89710            Director
BOB MILLER                  (702) 687-4250           JOLENE B. ROSE
Governor                Fax (702) 687-4266          Deputy Director


July 17, 1991


Mr. Lewis M. Eslick
President
Mirex, Inc.
6425 Meadows Country Drive
Reno, NV  89109

Re: Mirex IDRB Project; Certificate of One-Year Extension of Inducement Certificate

Dear Mr. Eslick:

Please find enclosed a copy of a Certificate executed by me on July 15, 1991, extending the period of the inducement certificate issued for the Mirex, Inc. IDRB project for one-year, to and including August 13, 1992. You should keep a copy of this Certificate in your file.

Please advise when a bond closing will be arranged for this project. As you know, the Congress is currently considering legislation to extend the sunset date of December 31, 1991. However, if the project does not close by that date, the ability of the Department of Commerce to issue tax exempt IDRB's will be dependent on any extension legislation Considered by the Congress.

Sincerely

/s/Larry D. Struve
LARRY D. STRUVE
Director
Att.

cc:  John Chrissinger
     Paul Havas


                   CERTIFICATE OF THE DIRECTOR OF THE
                 STATE OF NEVADA DEPARTMENT OF COMMERCE
              EXTENDING THE INDUCEMENT CERTIFICATE FOR THE
                         MIREX, INC. PROJECT


WHEREAS, the Director of the State of Nevada Department of Commerce issued an inducement certificate, dated August 13, 1990, for the benefit of the Mirex, Inc. Project, a copy of which is attached hereto as Exhibit A; and

WHEREAS, the inducement certificate had an effective period of one year from its date unless extended by the Director upon further written request of the Obligor; and

WHEREAS, the Obligor has made a written request for such an extension, dated June 26, 1991, a copy of which is attached hereto as Exhibit B; and

WHEREAS, the Director has determined that it is appropriate to extend the inducement certificate for one additional year, i.e.
through August 13, 1992;

NOW, THEREFORE, the Director hereby extends the effective period of the inducement certificate issued to Mirex, Inc., dated August
13, 1990, and attached hereto as Exhibit A, for one additional year, i.e. through and including August 13, 1992.

Throughout the extension period granted in the preceding paragraph, the inducement certificate remains subject to the reservation described in the agreement letter between the Director and Mirex, Inc. (the "Obligor") that:

The Obligor agrees and understands that the issuance of the Inducement Certificate by the Director does not reserve or allocate for this Project any portion of the State's authority to issue "private activity bonds" under Section 146 of the Internal Revenue Code. Such allocation will be made after the State Board of Finance approves the Director's findings concerning this Project if the Director determines that such an allocation will be available at the time the Bonds are proposed to be issued and if' in his discretion, the Director determines an allocation certificate for the Project should be issued subject to the provisions of Chapter 348A of the Nevada Revised Statutes and the administrative regulations promulgated thereunder.

I, Larry D. Struve, Director of the State of Nevada Department of
Commerce, have executed this extension certificate this 15th day of July, 1991.


/s/Larry D. Struve
Larry D. Struve, Director



                         STATE OF NEVADA
                     DEPARTMENT OF COMMERCE
                     OFFICE OF THE DIRECTOR
                      1665 Hot Springs Road
                    Carson City, Nevada 89710
                         (702) 687-4250
                     Fax (702) 687-4266


                       STATE BOARD OF FINANCE
          AGENDA ITEM: Director of the Department of Commerce

               Industrial Development Revenue Bond for
                         MIREX CORPORATION

                      Time and Place of Meeting:
                10:00 A.M., Thursday, February 6, 1992
                         Governor's Office

MATTER TO BE REVIEWED:

On September 18, 1990, the Board reviewed and approved the findings and supplemental findings of the Director to issue a tax-exempt bond "up to" $4.1 million and a taxable bond "up to"
$8.2 million.

The taxable bond issue will be used to acquire two "on going" businesses, namely, Gatsby Coachworks and Classic Roadsters; the tax-exempt issue will be used to finance the acquisition, improvement and equipping of a manufacturing facility to be located at 127 Woodland Avenue, Reno, NV in Washoe County.

The matter is before you to increase the size of the taxable issue "up to" $14.4 million. The reason for this is to accommodate the purchase of an insurance company investment contract to guarantee the principal of the issue.

BACKGROUND OF AGENDA ITEMS:

The background of the agenda item is contained in the attached package.

STAFF RECOMMENDATION:

The Director of the Department of Commerce requests a motion to approve the change in the size of the taxable issue to

$14.4 million and to authorize the Director to issue an IDRB to be backed by insurance as described in the background package (New York Life Insurance Annuity, plus insurance from Provident Capital Indemnity, Ltd. Reinsured by Dai-Ichi Mutual Life Insurance Company) or other similarly recognized insurance companies which would provide credit enhancement support for a tax-exempt bond issue not to exceed $4.1 million and a taxable bond issue not to exceed $14.4

      Xaxon Immobilien und Anlagen Consult GmbH
      8452 Boseck Street                 Telephone:     702 228-4688
      Suite 272                          Telefax:       702 838-2501
      Las Vegas, Nevada 89128            Mobile Tele:   702 498-8022

EXHIBIT 8

                    AGREEMENT TO SECURE FINANCING
                    FOR THE THOUSAND SPRINGS RANCH

This agreement is entered into as of this 8TH day of December
1998, by and between Xaxon Immobilien und Anlagen Consult GmbH, hereinafter referred to as (Xaxon) and Mirex, Inc., hereinafter referred to as (Mirex) or (Consultant), is as follows:

Xaxon desires to purchase the Thousand Springs Ranch located in Elko County, Nevada. The ranch consists of 261,161 acres of deeded lands, 839,050 acres of BLM leases, 37,877 acres of private land leases and 7,511 acres of Railroad Leases making up a total contiguous acreage of 1,145,599 +/-. The purchase will include all buildings, fencing and all other man-made structures. The purchase will also include all mineral rights, all water rights, all sub-surface rights of any sort or kind, all surface rights and all air rights above the ranch's surface area.

Xaxon requires initial funding in an amount of USD $125,000,000.
The terms and conditions must be favorable and within the structure of prevailing rates at the time of the funding. Xaxon will give Mirex all data, references and financial statements necessary to secure a loan for Xaxon.

For satisfactory performance of the services provided Xaxon shall pay to Mirex the compensation described below.

1. Upon funding of the initial financing Mirex shall be paid a fee equal to 3.5% of the gross amount of the loan. This fee equals
$4,375,000 and is to be paid to Mirex at the time, and as a part, of the closing of the loan to Xaxon.

Xaxon intends to develop the ranch's natural potentials by constructing a hydroelectric dam to be located in the 21-Mile
Canyon. The dam will create a reservoir behind it extending up the 21-Mile Canyon. Xaxon will develop a water theme resort park located around the reservoir.

1. Xaxon will require additional financing to complete the projects described above. Mirex is hereby retained as the consultant to obtain the additional financing. Mirex shall be paid a fee equal to 3.5% of the gross amount of any and all subsequent financing required and approved by Xaxon.

2. Mirex is hereby retained as the Project Manager for the development of the hydroelectric dam to be located in the 21-Mile
Canyon. Mirex shall be paid a fee equal to 7.5% of the gross contract amount as the Project Manager.

3. Mirex is hereby retained as the Project Manager for the development of the water theme resort park which will include one or more hotel/casinos to be located around the reservoir in the 21-Mile Canyon. Mirex shall be paid a fee equal to 7.5% of the gross contract amount as the Project Manager.

                       Kaiser Friedrich
                        Promenade 142
               61352 Bad Homburg v.d.H, Germany
              Lewis M. Eslick, Geschaeftsfuehrer
             Amtsgericht 61352 Bad Homburg HRB 5420

Telefon: +49 (06172) 42 0 55             Telefax: +49 (06172) 41 0 21

4. Xaxon hereby grants to Mirex, the absolute right to market, all available electricity generated by the hydroelectric dam to the western states power grid. Mirex will be paid a fee equal to 10% of the gross amount of electricity sold.

5. Xaxon intends to lease the right to use 70,000 acre-feet of the water rights allocated to the ranch properties. Mirex is hereby granted the right of first refusal to lease these water rights at the prevailing rates. In the alternative, Mirex may negotiate the lease of these water rights with a third party user and be paid a fee equal to 6% if successful.

In performing services under this Agreement, Mirex shall operate as and have the status of an independent contractor. As an independent contractor, Mirex will be solely responsible for determining the means and methods of performing the consulting services. Consultant will determine the time, the place and the manner in which it will accomplish its services for Xaxon.

Mirex agrees to perform its consulting services with that standard of care, skill and diligence normally provided by a professional company in the performance of similar services. Mirex understands that Xaxon will be relying upon the accuracy, competence and completeness of it's services.

Xaxon shall have a permanent assignable, exclusive royalty license to use any concept, product or process, patentable or otherwise, furnished to Xaxon by Mirex, or otherwise conceived or developed by Mirex in the performance of this Agreement.

All materials prepared or developed by Consultant hereunder including, without limitation, documents, calculations, maps, sketches, notes, reports, data, models and samples, shall become the property of Xaxon when prepared. All materials shall be delivered to Xaxon.

Xaxon Immobilien und Anlagen Consult GmbH

/s/Lewis Eslick
Lewis Eslick, Geschaeftsfuehrer
(Managing Director)


                           MIREX, INC.


/s/Lewis Eslick                      /s/Leslie B. Eslick
Lewis Eslick, President              Leslie B. Eslick, Secretary


                 WALKER - WINECUP - GAMBLE, INC.
                         P.O. BOX 639
                   FT. PIERCE FLORIDA 34954

August 11, 1995

Xaxon Immobilien und Investoren Consult GmbH
Saalburgstrasse 157
61350 Bad Homburg v.d.H.
Germany

Attn:  Lewis M. Eslick

Re:  Walker-Winecup-Gamble, Inc.

Dear Lewis,

I am sending you the information that you requested from Arnold Mullen. Lewis, although these reports were made while Lands of Sierra were the owners, it is my understanding that these reports took a time period of three years and a cost of four million dollars to complete. The nice thing about talking to those know is that these reports are valid today with a minimal amount of changes to update them. This puts the property in a very good posture, with the time and expense of those reports already done.

Lewis, If you decide to tour the property, let will notify Merlin
Kingston, who has the lease operations. We will have a man who knows the with you if you desire some help.

Your Friend,


/s/Dave
Dave

DLW/gbb
Enclosures:


                            TERM SHEET
                          August 24,1995

Buyer:       Xaxon Immobilien and Investoren Consult GmbH
             c/o Lewis Eslick Apartment Nr. 363
             c/o Hotel Arcadia
             am Houllier Platz 2
             61381 Friedicksdorf
             Germany

Seller:      Walker Winecup Gamble Inc.
             C/o Arnold Mullen
             1601 Forum Place Suite 905
             West Palm Beach, FL 33401
             U.S.A.

Property:  All of the shares of stock of the Walker Winecup
           Gamble, Inc.(Full description of the assets to be attached to final agreement)

Total purchase price:  U.S. $35,425,000

Down payment: U.S. $1,000,000 in escrow with execution of this
              U.S. $2,542,500 payable at closing
              U.S. $3,542,500 total down payment

Balance of purchase price: 12 equal monthly payments of U.S. $2,656,875 secured by an irrevocable bank guarantee acceptable by the sellers from one of the top 25 Western European banks. The bank and the exact wording of the guarantee shall be finalized within 60 days of the execution of this document.

Recap of total purchase Price:

           US $ 1,000,000 with execution of this Term Sheet.
           US $ 2,542,500   balance of down payment at closing
           US $31,882,500  total of 12 equal monthly installments
                           commencing 30 days from date of closing
           US $35,425,000 total purchase price

Buyer understands and agrees to assist Seller to arrange to sell the receivable/bank guarantee concurrent with the closing date.

Closing date: December 5,1995

Escrow: All bank documents and funds through the date of closing shall be held by the escrow agent which is:

          First American Title Company of Nevada
          241 Ridge Street
          Reno, Nevada 89501
          Attention: Mary Clark

Terms of down payment: The $1, 000,000 down payment in escrow shall be placed in an interest earning account. During the first 30 days from receipt and acceptance of this initial down payment, the purchaser shall be entitled to a complete refund of this initial down payment of $1,000,000 plus any interest earned thereon, less the costs of the escrow account, if he for any reason so requests in writing. After the initial 30 days, one half the initial down payment (U.S. $500,000) becomes non refundable. After 60 days the entire U.S. $1,000,000 becomes non refundable.

Buyers rights: During the 90 days due diligence, the seller shall cooperate completely with the buyer on any documents the buyer may wish to review. Although the Buyer is already familiar with the property and has previously inspected and/or learned about the property, he still has the complete right to inspect the property. The buyer and seller agree that it is in their mutual best interest that any inspections and viewing of documents be done in a quiet and confidential basis, and that all arrangements will be made between them with this kept in mind.

Time: Time is of the essence. This term sheet expires on September 5,1995. If an executed copy by the Buyer is not received in the office of the seller by midnight eastern daylight time, September 5,1995, along with confirmation that the initial
U.S. $1,000,000 has been received by the escrow agent, this term sheet and agreement shall expire.

Final Agreement: Upon receipt of the U.S. $1,000,000 by the escrow agent and the executed copy of this Term Sheet, Seller shall instruct his attorney to prepare a final agreement within ten days.

Buyer:
Xaxon Immobilien and Investoren Consult GmbH


By:/s/Lewis Eslick


Seller:
Walker Winecup Gamble, Inc.


/s/Arnold Mullen
By: Arnold Mullen


EXHIBIT 9

                      Order of Saint John
          Of Jerusalem, of Rhodes & Malta Ecumenical
         (The Office of the General Grand Consul U.K.
Tel: + 44 - (0)1302 - 752357      Fax: + 44 - (0) 1302 - 752357
                      Mob: UK 0780 431827
          E - Mail Address = GEC@PFNUK.Freeserve.Co.UK
           U.K. Address for post delivery as below
12 Galway Rd. Bircotes, Doncaster, S York's DN118Bl, EnglandIn
                Association With Paragon & Associates

To:  Mirex, Inc.                          Date: 24  - Aug - 1999
     8452 Boseck Drive
     Suite No. 272
     Las Vegas, Nevada  89145
     U.S.A.

Attn:  Mr. Lewis Eslick, President.

Dear Mr. Eslick,

We have been informed that Mirex, Inc. (a Nevada
Corporation) has entered into an agreement with Xaxon Immobilien und Anlagen Consult GmbH, a German registered Company, to assist in the sourcing and provision of the necessary financing required to purchase the Thousand Springs Ranches located in Elko County, Nevada U.S.A. and for the ongoing development therein required.

We confirm that we have been made aware of the brokerage agreement between Mirex, Inc. and Xaxon Immobilien und Anlagen
Consult GmbH, to become effected upon Mirex, Inc. successfully producing the referenced funding.

We confirm that we will continue to work with Xaxon
Immobilien GmbH and we will work diligently with Mirex, Inc. to assist in the provision of the required minimum funding of $125 Million USD. And that we understand that Mirex, Inc. is to be remunerated in an amount equal 3.5% of any funding that it may cause secure for the above referenced project.

We understand that upon successful funding being obtained, Mirex Inc. is to installed as project manager, and will assist in the further development of the ranch project.

We further understand that Mirex Inc. will be installed as Consultant Project Manager on the proposed, modern hydroelectric dam, to be constructed at Twenty One Mile Canyon within the ranch complex, and that upon successful funding being achieved and construction contract being executed, Mirex Inc. will be entitled to add fees equal to 7.5% of any base contract price.

/s/ G. E, Colley	SEAL OF THE
HE Graeme E, Colley, General Grand Consul (U. K.)

EXHIBIT 10

November 17, 1999

U. S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N. W.
Washington, D.C. 20549

Re:  Mirex, Inc. - Form SB-2

Dear Sir/Madam:

We have acted as counsel to Mirex, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 5,000,000 shares of Its common stock ("Shares"), $0.001 par value per Share, at a Maximum offering price of $0.004 per Share.

In our representation we have examined such documents, corporate Records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.



/s/Shawn F. Hackman, Esq.